UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2008
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2009 Annual Base Salaries
          On December 15, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Oceaneering International, Inc. (“Oceaneering”) approved increases in the annual base salary for the executive officers who were named executive officers in Oceaneering’s proxy statement for its 2008 annual stockholders meeting (the “Named Executive Officers”) to the following amounts for calendar year 2009:

T. Jay Collins	$625,000

M. Kevin McEvoy	$400,000

Marvin J. Migura	$360,000

George R. Haubenreich, Jr.	$330,000

Philip D. Gardner	$260,000
409A Changes to Compensatory Arrangements
          Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations promulgated thereunder (collectively, “Section 409A”) require that nonqualified deferred compensation arrangements subject to Section 409A be in form compliance no later than December 31, 2008. Accordingly, the Board authorized amendments to each of Oceaneering’s 2005 Incentive Plan, 2002 Incentive Plan, 2002 restricted stock unit agreements, Supplemental Executive Retirement Plan (the “SERP”), change-of-control agreements, and the amended service agreement and related trust for John R. Huff. The amendments generally clarify certain provisions of such plans and agreements and provide for compliance with Section 409A.
          The amendments addressed the time and form of payment requirements of Section 409A, imposed the six-month delay where required by Section 409A under the change-of-control agreements, removed the dollar limitation on reimbursement of legal fees under the amended service agreement, provided restrictions on timing of reimbursements and gross-ups, and, in some instances, eliminated discretion of Oceaneering and participants as required. Additionally, the SERP was amended to allow for a transition election under Section 409A whereby participants could elect early withdrawals from their post-2004 deferred account balances. Finally, the plans and agreements were amended to provide that, for determinations from and after January 1, 2009, “Fair Market Value” of shares of common stock of Oceaneering (“Common Stock”) would be the closing price per share as reported on the New York Stock Exchange for the relevant date.

          The following discussion sets forth summary descriptions of the terms and conditions of each of the 2005 Incentive Plan, the 2002 Incentive Plan, the SERP, the change-of-control agreements with the Named Executive Officers and the amended service agreement and change-of-control agreement with Mr. Huff. The following descriptions are qualified by reference to the operative documents, which are included as exhibits to this current report on Form 8-K.
2005 Incentive Plan
          The stockholder-approved 2005 Incentive Plan is administered by the Committee with respect to employee awards. Awards may also be granted to directors, and such awards are determined by the full Board. This description relates to employee awards.
          The 2005 Incentive Plan provides for various types of awards to be granted to participants. Under the 2005 Incentive Plan, options to purchase shares of Common Stock and stock appreciation rights with fixed or variable exercise prices may be granted, but per share exercise prices can be no less than the fair market value per share of Common Stock on the date of grant. In addition, the 2005 Incentive Plan permits grants of shares of Common Stock or of rights to receive shares of Common Stock, or their cash equivalent or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Committee may determine. The 2005 Incentive Plan also provides for cash bonus awards based on objective performance goals pre-established by the Committee. Options and stock appreciation rights must have fixed terms no longer than seven years; restricted stock, whether or not performance-based, must be restricted for at least one year; outright unrestricted stock grants must be in lieu of salary or bonus; and earlier vesting of stock awards is limited to death, disability, retirement or change-of-control events.
          The 2005 Incentive Plan provides for a maximum of 2,400,000 shares of Common Stock as to which awards may be granted (of which 1,200,000 are authorized for awards other than options or stock appreciation rights and 1,200,000 are authorized for incentive stock options), plus shares forfeited under specified prior plans.
          The Committee selects the employee participants and determines the number and type of awards to be granted to each such participant. Participants who may be granted awards under the 2005 Incentive Plan include any officer or employee of Oceaneering or any of its subsidiaries.
          Oceaneering has the right to deduct applicable taxes from any award payment to an employee and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the 2005 Incentive Plan, an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may also permit withholding to be satisfied by the transfer to Oceaneering of shares of Common Stock previously owned by the holder of the award for which withholding is required.
          Awards may be granted as alternatives to or in replacement of: (1) awards outstanding under the 2005 Incentive Plan or any other plan or arrangement of Oceaneering or any of its subsidiaries; or (2) awards outstanding under a plan or arrangement of a business or entity, all or part of which is acquired by Oceaneering or any of its subsidiaries; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price. The Committee may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting those credits into deferred share equivalents.

          The Committee determines, in connection with each option granted to officers and employees, whether the exercise price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of Common Stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Code or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2005 Incentive Plan. The term of an option shall not exceed seven years from the date of grant.
          The Committee is authorized to grant stock appreciation rights, or SARs, to officers and employees. Every SAR entitles the participant, upon exercise of the SAR, to receive in cash or shares of Common Stock a value equal to the excess of the market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price, which is the fair market value as of the date of grant. The term of a SAR will not exceed seven years from the date of grant. A SAR may be granted in tandem with an option, subject to such terms and restrictions as the Committee provides.
          The 2005 Incentive Plan authorizes the Committee to grant officers and employees stock awards consisting of shares of Common Stock or of a right to receive shares of Common Stock, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Committee. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2005 Incentive Plan, as may be determined by the Committee. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2005 Incentive Plan must be, conditioned on the achievement of single or multiple performance goals.
          Under the 2005 Incentive Plan, no participant may be granted, in any one-year period, options or SARs that are exercisable for more than 1,000,000 shares of Common Stock, stock awards covering more than 1,000,000 shares of Common Stock, or cash awards having a value greater than $5,000,000.
          Any award available under the 2005 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Committee will determine. Performance awards granted under the 2005 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee. The performance goals may be cumulative, annual or end-of-performance-period goals, may be relative to a peer group or based on changes or maintenance relative to stated values, and may be based on any one or more of the following measures: revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; and maintaining appropriate levels of debt and interest expense. Unless otherwise stated, such a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

          Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2005 Incentive Plan to enable the Committee to make awards that meet the requirements for qualified performance-based compensation under Code Section 162(m). The Committee can satisfy those requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by Oceaneering’s stockholders. Although the Committee does not have to include those provisions in stock awards or cash bonuses, the inclusion of those provisions and compliance with other requirements of Section 162(m) would enable Oceaneering to take a tax deduction for such compensation that it might not otherwise be able to take.
          In the event of a specified type of corporate transaction involving Oceaneering (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards, provided that such adjustments are consistent with Section 409A. Action by the Committee may include adjustment of:
•	the number and kind of shares which may be issued or delivered under the 2005 Incentive Plan;

•	the number and kind of shares subject to outstanding awards; and

•	the exercise price of outstanding options and SARs; as well as any other adjustments that the Committee determines to be equitable.
          The 2005 Incentive Plan has a term of ten years from the date of stockholder approval. The Board may at any time amend, suspend or terminate the 2005 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without stockholder approval, to the extent such stockholder approval is required by applicable law or the exchange upon which the shares are traded, and such actions must be consistent with Section 409A. The Committee is authorized to make certain amendments that are needed to meet legal requirements or that are not material.
2002 Incentive Plan
          Effective March 14, 2005, no further awards have been made (and no further awards may be made) under the stockholder-approved 2002 Incentive Plan.
          Oceaneering reserved shares of Common Stock for use in connection with the 2002 Incentive Plan, a portion of which were available for incentive stock options and a portion of which were available for awards other than stock options or stock appreciation rights.
          The Committee has the exclusive power to administer the 2002 Incentive Plan, consistent with the powers described above for the 2005 Incentive Plan. The Committee may, in its discretion, (1) extend or accelerate the exercisability of any award, (2) accelerate the vesting of any award, (3) eliminate or make less restrictive any restrictions contained in any award or waive any restriction or other provision of the 2002 Incentive Plan or any award or (4) otherwise amend or modify any award in any manner that is either not adverse to the participant holding the award, consented to by that participant or authorized in connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no such action by the Committee shall permit the term of any option to be greater than five years from the applicable grant date and any such action must be consistent with Section 409A.
          Awards may be in the same form as provided under the 2005 Incentive Plan; however, the term of an option may not exceed five years from date of grant.
          Under the 2002 Incentive Plan, no employee could be granted, during any one-year period, (a) options or SARs exercisable for more than a specified number of shares of Common Stock or (b) stock awards covering or relating to more than a specified number of shares of Common Stock; and no employee could be granted cash awards (including performance awards denominated in cash) having a value determined on the date of grant in excess of $3,000,000 in any one-year period.
          Oceaneering has the right to deduct applicable taxes from any award payment to an employee and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the 2002 Incentive Plan, an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may also permit withholding to be satisfied by the transfer to Oceaneering of shares of Common Stock previously owned by the holder of the award for which withholding is required.
          The Board may amend, modify, suspend or terminate the 2002 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that: (1) no amendment that would impair the rights of any holder of an award with respect to that award maybe made without the consent of that holder; (2) no amendment or alteration will be effective prior to its approval by the stockholders of Oceaneering to the extent such approval is otherwise required by applicable legal requirements; and (3) such amendment must be consistent with Section 409A.
          If any subdivision or consolidation of outstanding shares of Common Stock, declaration of a stock dividend payable in shares of Common Stock or stock split occurs, proportionate adjustments to: (1) the number of shares of Common Stock reserved under the 2002 Incentive Plan; (2) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock or units denominated in Common Stock; (3) the exercise or other price in respect of such awards; (4) the appropriate fair market value and other price determinations for awards; and (5) the stock-based awards limitations will be made by the Board to reflect such transaction or event, provided such adjustments are consistent with Section 409A.
          Furthermore, in the event of any other recapitalization or capital reorganization of Oceaneering, any consolidation or merger of Oceaneering with another corporation or entity, the adoption by Oceaneering of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board will make appropriate adjustments to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the awards and to preserve, without exceeding, the value thereof, provided such adjustments are consistent with Section 409A.
          In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to awards or other provisions for the disposition of awards as it deems equitable and will be authorized, in its discretion, to: (1) provide for the substitution of a new award or other arrangement (which, if applicable, maybe exercisable for such property or stock as the Board determines) for an award or the assumption of the award; (2) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction; or (3) provide for the acceleration of the vesting and exercisability of an award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the participant and the Board; provided such adjustments are consistent with Section 409A.
          Oceaneering granted awards of restricted stock units to the Named Executive Officers and Mr. Huff under the 2002 Incentive Plan. Each of those awards includes provisions for tax assistance payments. The restricted stock units were granted in multiple tranches, with vesting for each tranche scheduled over a five- year period. The final vesting will occur in July 2010.
Supplemental Executive Retirement Plan
          The SERP is an unfunded, defined contribution plan that Oceaneering maintains for the Named Executive Officers and other key employees selected for participation by the Committee. Under the SERP, a participant’s notional account is credited with a percentage (determined by the Committee) of the participant’s base salary, subject to vesting. As allowed by the Committee, a participant may elect to defer a portion of base salary and annual bonus pursuant to the SERP; a participant is fully vested in any deferred base salary and bonus. Amounts accrued under the SERP are adjusted for earnings and losses as if invested in one or more investment vehicles selected by the participant from those designated as alternatives by the Committee. A participant’s interest in the plan is generally distributable upon termination. Benefits under the SERP are based on the participant’s vested portion of his notional account balance at the time of termination of employment. A participant vests in the credited amounts at the rate of 33% each year, subject to accelerated vesting upon the soonest to occur of: (1) the date the participant has completed ten years of participation; (2) the date that the sum of the participant’s age and years of participation equals 65; (3) the date of termination of employment by reason of death or disability; and (4) within two years following a change of control. As a result, each Named Executive Officer, other than Mr. Gardner, is fully vested in his SERP account.

Change-of-Control Agreements with Named Executive Officers
          Oceaneering has entered into Change-of-Control Agreements (each, a “Change-of-Control Agreement”) with certain of the Named Executive Officers. Each Change-of-Control Agreement entitles the applicable executive to receive a severance package, described below, in the event of the occurrence of both a change of control and a termination of the executive’s employment by Oceaneering without cause (as defined below) or by the executive for good reason (as defined below) during a period of time beginning a year prior to the occurrence or, in some cases, the contemplation by the Board of a change of control (the “Effective Date”) and ending two years following the Effective Date (the “Effective Period”). For purposes of the Change-of-Control Agreements, a change of control is defined as occurring if:
•	any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20% or more of the combined voting power of Oceaneering’s outstanding voting securities, other than through the purchase of voting securities directly from a private placement by Oceaneering;

•	the current members of the Board, or subsequent members approved by at least two-thirds of the current members (or other subsequent members so approved), no longer comprise a majority of the Board;

•	Oceaneering is merged or consolidated with another corporation or entity, and Oceaneering’s stockholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity;

•	a tender offer or exchange offer is made and consummated by a person other than Oceaneering for the ownership of 20% or more of Oceaneering’s voting securities; or

•	there has been a disposition of all or substantially all of the assets of Oceaneering.
          As defined in each Change-of-Control Agreement, cause for termination by Oceaneering means conviction by a court of competent jurisdiction, from which conviction no further appeal can be taken, of a felony-grade crime involving moral turpitude related to service with Oceaneering.
          As defined in each Change-of-Control Agreement, good reason to terminate includes:
•	adverse change in status, title, duties or responsibilities;

•	any reduction in annual base salary, SERP contribution level, annual bonus opportunity or aggregate long-term compensation, all as may be increased subsequent to date of the Change-of-Control Agreement;

•	any relocation;

•	the failure of a successor to assume the Change-of-Control Agreement;

•	any prohibition by Oceaneering against the individual engaging in outside activities permitted by the Change-of-Control Agreement;

•	any purported termination by Oceaneering that does not comply with the terms of the Change-of-Control Agreement; or

•	any default by Oceaneering in the performance of obligations under the Change-of-Control Agreement.
          The severance package provided for in each such executive’s Change-of-Control Agreement consists of an amount equal to three times the sum of:
•	the executive’s highest annual rate of base salary during the then-current year or any of the three years preceding the year of termination;

•	an amount equal to the maximum award the executive is eligible to receive under the then-current fiscal year bonus plan; and

•	an amount equal to the maximum percentage of the executive’s annual base salary contributed under the SERP for the then-current year multiplied by the executive’s highest annual rate of base salary.
          A minimum aggregate amount payable for these items is stated in each such executive’s agreement.
          The severance provisions also provide that, for each applicable individual:
•	any outstanding stock options would vest immediately and become exercisable or the individual may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options;

•	the benefits under all compensation plans, including performance unit agreements, restricted stock agreements and restricted stock unit agreements, would be paid as if all contingencies for payment and maximum levels of performance had been met; and

•	the applicable individual would receive benefits under all other plans he then participates in for three years.
          The Change-of-Control Agreements provide that, if any payments made thereunder would cause the recipient to be liable for an excise tax because the payment is a “parachute payment” (as defined in the Code), then Oceaneering will pay the individual an additional amount to make the individual whole for that tax liability.

Amended Service Agreement and Change-of-Control Agreement with Mr. Huff
          Oceaneering entered into a service agreement with Mr. Huff in November 2001 which was amended and restated in 2006 (the “Amended Service Agreement”). The Amended Service Agreement, among other things, provides for the following future benefits:
•	annual payments $540,000 in 2009 and $540,000 in 2010, in each case as long as Mr. Huff is then continuing to serve as the Chairman of the Board, in lieu of the perquisites to which Mr. Huff would have been entitled during the post-employment service period under his prior arrangement;

•	a tax-protection clause, to ensure that Mr. Huff will not be impacted adversely by taxes under Section 409A, provided that Mr. Huff agreed to changes in the Amended Service Agreement and his separate Change-of-Control Agreement to satisfy the requirements of the applicable provisions of Section 409A, unless such changes would cause more than insubstantial harm to him;

•	the continuation of long-term incentive plan awards to Mr. Huff through 2008 at a level equal to the awards granted to the Chief Executive Officer, to: (1) partially compensate Mr. Huff for the understanding that he would provide services in addition to those normally provided by a chairman of the board (“Additional Services”), with those Additional Services as mutually agreed, but including assistance with strategic initiatives and business expansion efforts; and (2) place Mr. Huff in the equivalent position as if a three-year award had been granted in 2005, as would have been anticipated based on the practice in effect in 2001;

•	the eligibility of Mr. Huff to receive long-term incentive plan awards after 2008, provided that, for any year that Mr. Huff receives a long-term incentive award in excess of awards applicable to other nonemployee directors, Mr. Huff will not receive an additional long-term incentive award equal to the award granted to other nonemployee directors for that year;

•	the entitlement for Mr. Huff to receive, after 2008, the same pay as other nonemployee directors during the period that Mr. Huff continues to serve as a director, (in addition to the $400,000 amount per year for up to five years if Mr. Huff continues to serve as Chairman of the Board during the Post-Employment Service Period), to provide compensation for the post-2008 portion of the Post-Employment Service Period for the understanding that Mr. Huff would provide Additional Services;

•	medical coverage on an after-tax basis to Mr. Huff, his spouse and children during his service with Oceaneering and thereafter for their lifetimes; and

•	in the event of his disability, the provision of the same acceleration of payment of the benefits payable to him for the ten years following the post-employment service period as would be available in the event of his death or a change of control (a lump-sum, undiscounted payment).
          Also as part of the negotiated arrangements relating to Mr. Huff’s retirement benefits, the Committee authorized and approved the establishment of an irrevocable grantor trust, commonly known as a “rabbi trust,” to provide Mr. Huff greater assurance that Oceaneering would set aside an adequate source of funds to fund the payment of the post-retirement benefits under the Amended Service Agreement, including the medical coverage benefits payable to Mr. Huff, his spouse and their children for their lifetimes. In connection with establishment of the rabbi trust, Oceaneering contributed to the trust a life insurance policy on the life of Mr. Huff which it had previously obtained and agreed to continue to pay the premiums due on that policy. When the life insurance policy matures, the proceeds of the policy will become assets of the trust. If the value of trust assets exceeds $4 million, as adjusted by the consumer price index, at any time after January 1, 2012, the excess may be paid to Oceaneering. However, because the trust is irrevocable, the assets of the trust are generally not otherwise available to fund future operations until the trust terminates, which is not expected to occur during the lifetimes of Mr. Huff, his spouse or his children. Furthermore, no tax deduction will be available for contributions to the trust; however, Oceaneering may benefit from future tax deductions for benefits actually paid from the trust (although benefit payments from the trust are not expected to occur in the near term, because Oceaneering expects to make direct payments of those benefits for the foreseeable future).
          In November 2001, Oceaneering entered into a change-of-control agreement with Mr. Huff, who was then serving as Oceaneering’s Chairman of the Board and Chief Executive Officer, upon terms and conditions substantially the same as the Change-of-Control Agreements for the Named Executive Officers described above, except as described below. Mr. Huff’s change-of-control agreement replaced his prior senior executive and supplemental senior executive agreements. While Mr. Huff is nonexecutive Chairman of the Board, a termination of his service for any reason other than his refusal to serve as nonexecutive Chairman of the Board during the Effective Period would entitle him to the severance package under his agreement. The calculated minimum amount for determining the amount of the severance package under the Change-of-Control Agreements for the Named Executive Officers described above would be applicable to Mr. Huff for any termination occurring during his service as nonexecutive Chairman of the Board. Any payment of the change-of-control severance package to Mr. Huff would not reduce any benefits or compensation due Mr. Huff under the Amended Service Agreement; provided, however, that the benefit in his change-of-control agreement regarding benefits under compensation plans and other benefits payable for three years are not provided under the change-of-control-agreement to Mr. Huff to the extent they are duplicative of benefits provided to him under the Amended Service Agreement.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

10.1	First Amendment to 2005 Incentive Plan of Oceaneering International, Inc.

10.2	First Amendment to 2002 Incentive Plan of Oceaneering International, Inc.

10.3	Form of First Amendment to Oceaneering International, Inc. Amended and Restated 2002 Restricted Stock Unit Award Incentive Agreement with Executive Officers.

10.4	First Amendment to Oceaneering International, Inc. Amended and Restated 2002 Restricted Stock Unit Award Incentive Agreement with John R. Huff.

10.5	Oceaneering International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009.

10.6	Amended and Restated Oceaneering International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2000.

10.7	Form of First Amendment to Change-of-Control Agreement with T. Jay Collins, M. Kevin McEvoy, Marvin J. Migura and George R. Haubenreich, Jr.

10.8	First Amendment to Change-of-Control Agreement with John R. Huff.

10.9	Modification to Service Agreement dated as of December 21, 2006 between Oceaneering International, Inc. and John R. Huff.

10.10	First Amendment to Trust Agreement dated as of May 12, 2006 between Oceaneering International, Inc. and Bank of America National Association, as successor trustee.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: December 19, 2008

EXHIBIT INDEX

No.	Description
10.1	First Amendment to 2005 Incentive Plan of Oceaneering International, Inc.

10.2	First Amendment to 2002 Incentive Plan of Oceaneering International, Inc.

10.3	Form of First Amendment to Oceaneering International, Inc. Amended and Restated 2002 Restricted Stock Unit Award Incentive Agreement with Executive Officers.

10.4	First Amendment to Oceaneering International, Inc. Amended and Restated 2002 Restricted Stock Unit Award Incentive Agreement with John R. Huff.

10.5	Oceaneering International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009.

10.6	Amended and Restated Oceaneering International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2000.

10.7	Form of First Amendment to Change-of-Control Agreement with T. Jay Collins, M. Kevin McEvoy, Marvin J. Migura and George R. Haubenreich, Jr.

10.8	First Amendment to Change-of-Control Agreement with John R. Huff.

10.9	Modification to Service Agreement dated as of December 21, 2006 between Oceaneering International, Inc. and John R. Huff.

10.10	First Amendment to Trust Agreement dated as of May 12, 2006 between Oceaneering International, Inc. and Bank of America National Association, as successor trustee.